Exhibit 99.1

BJ’s Wholesale Club Holdings, Inc. Announces Third Quarter Fiscal 2018 Results

BJ’s Reports Third Quarter Results and Increases Earnings Outlook for Fiscal 2018

•	Net sales for the quarter increased 4.3% to $3.2 billion

•	Comparable club sales for the quarter excluding gasoline sales increased 1.9%

•	Income from continuing operations of $54.6 million and third quarter Adjusted EBITDA of $148.6 million, a 5.3% increase over the third quarter of fiscal 2017

•	Net Income of $54.4 million or $0.39 per diluted share. Adjusted Net Income of $53.8 million, or $0.39 per diluted share, an increase of 53.1% over the third quarter of fiscal 2017

•	Increases earnings outlook for fiscal 2018

Westborough, MA (November 20, 2018) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) today announced its financial results for the thirteen and thirty-nine weeks ended November 3, 2018.

“We’re pleased with our third quarter performance, which exceeded our expectations for sales and earnings,” said Christopher J. Baldwin, Chairman and Chief Executive Officer, BJ’s Wholesale Club. “We continue to execute against our strategic priorities and have now delivered 11 consecutive quarters of improved profitability and five quarters of positive comp sales. We are still in the very early stages of our transformation and have significant opportunities ahead. We are optimistic our approach will deliver benefits to our members, shareholders and team members over the long term.”

Key Measures for the Thirteen Weeks (Q3 FY18) and Thirty-Nine Weeks (YTD FY18) Ended November 3, 2018:

BJ'S WHOLESALE CLUB HOLDINGS, INC.

(Amounts in thousands, except per share amounts)

	Q3 FY18	Q3 FY17	% Growth	YTD FY18	YTD FY17	% Growth
Net sales	$3,150,234	$3,019,389	4.3%	$9,380,640	$9,006,022	4.2%
Membership fee income	71,429	64,856	10.1%	209,825	192,578	9.0%

Total revenues	$3,221,663	$3,084,245	4.5%	$9,590,465	$9,198,600	4.3%
Operating income	90,327	80,540	12.2%	193,571	127,537	51.8%
Income (loss) from continuing operations	54,568	22,873	138.6%	63,379	(16,099)	N/A
Adjusted EBITDA (a)	148,618	141,084	5.3%	413,057	375,509	10.0%
Net income (loss)	54,431	22,775	139.0%	62,954	(16,407)	N/A
EPS (b)	0.39	0.25	56.0%	0.55	(0.18)	N/A
Adjusted net income (c)	53,822	35,146	53.1%	125,029	73,093	71.1%
Adjusted EPS (c)	0.39	0.25	56.0%	0.90	0.52	73.1%

a)	See “Note Regarding Non-GAAP Financial Information” beginning on Page 8
b)	EPS represents earnings per diluted share
c)	See “Note Regarding Non-GAAP Financial Information” beginning on Page 8

Additional Highlights:

•

Comparable club sales for the third quarter of fiscal 2018 increased 3.6% compared to the third quarter of fiscal 2017. Excluding the impact of gasoline sales, merchandise comparable sales increased 1.9% representing the fifth consecutive quarter of positive merchandise comparable sales. For the first nine months of fiscal 2018, comparable sales increased 4.1% compared to the first nine months of fiscal 2017. Excluding the impact of gasoline sales, merchandise comparable sales for the first nine months of fiscal 2018 increased 2.0%.

•

Gross profit increased to $592.1 million in the third quarter of fiscal 2018 from $560.9 million in the third quarter of fiscal 2017 and increased to $1.73 billion from $1.62 billion the first nine months of fiscal 2017. Excluding the impact of gasoline sales, merchandise gross margin rate increased by approximately 60 basis points over the third quarter of fiscal 2017 and by approximately 80 basis points over the first nine months of fiscal 2017. The improvement was driven by continued progress in our category profitability improvement program.

•

Selling, general and administrative expenses (“SG&A”) increased to $500.0 million in the third quarter of fiscal 2018 from $480.3 million in the third quarter of fiscal 2017 and to $1.53 billion from $1.49 billion in the first nine months of fiscal 2017. SG&A, excluding charges associated with stock-based compensation related to the Company’s initial public offering (“IPO”), IPO and secondary offering costs, club asset impairment charges, management fees and compensatory payments related to stock options, was $496.2 million in the third quarter of fiscal 2018, compared to $474.0 million in the third quarter of fiscal 2017 and $1.47 billion in the first nine months of fiscal 2018 up from $1.41 billion in the nine month comparable period of fiscal 2017. This increase in SG&A reflects continued investments in membership acquisition and talent to continue to drive the Company’s strategic priorities.

•

Operating income increased to $90.3 million or 2.8% of total revenue compared to $80.5 million or 2.6% of total revenue in the third quarter of fiscal 2017. In the first nine months of fiscal 2018, operating income increased to $193.6 million from $127.5 million in the prior year period. Operating income excluding charges associated with stock-based compensation related to the Company’s initial public offering (“IPO”), IPO and secondary offering costs, club asset impairment charges, management fees and compensatory payments related to stock options was $93.7 million or 2.9% of total revenue, up from $86.8 million or 2.8% of total revenue in the third quarter of fiscal 2017 and increased to $252.9 million in the first nine months of fiscal 2018 from $211.6 million in the prior year period.

•

Interest expense, net, decreased to $33.0 million in the third quarter of fiscal 2018 compared to $42.3 million in the third quarter of fiscal 2017 and decreased to $137.8 million in the first nine months of fiscal 2018 from $150.2 million in the first nine months of fiscal 2017. During the third quarter of fiscal 2018, the Company repriced its first lien term loan and ABL facility. Excluding the fees and write-off of deferred financing fees associated with the repricing, interest expense would have been $26.8 million for the third quarter of fiscal 2018. Excluding the expenses associated with the 2018 repricing, the expenses associated with the paydown of our second lien in the second quarter and interest expense incurred on our second lien prior to the paydown, interest expense would have been $88.0 million for the first nine months of fiscal 2018.

•

Income tax expense was $2.7 million in the third quarter of fiscal 2018 compared to $15.3 million in the third quarter of fiscal 2017 and income tax benefit was $7.6 million in the first nine months of fiscal 2018 compared to a benefit of $6.6 million in the first nine months of fiscal 2017. Fiscal 2018 income tax expense benefited from the windfall tax benefit recorded in the second and third quarter.

Recent Developments

•

On October 1, 2018, certain selling stockholders completed the registered sale of 32.2 million shares of the Company’s common stock at a public offering price of $26.00 per share. Of the 32.2 million shares sold, 4.2 million represented the underwriters’ exercise of their overallotment option. The Company did not receive any proceeds from this offering and incurred the costs associated with the sale, other than underwriting discounts and commissions.

•

On November 1, 2018 the Company announced that Judy Werthauser, Executive Vice President, Chief People Officer, Domino’s Pizza, Inc., was appointed to the Company’s Board of Directors and that Christopher J. Stadler, a managing partner at CVC, stepped down from the Board.

•

On November 13, 2018, the Company entered into a series of interest rate swap transactions that fix $1.2 billion or approximately 60% of its floating rate debt at a rate of 3.00%, effective February 13, 2019.

Fiscal Year (FY) 2018 Outlook

Outlook FY Ending February 2, 2019 Amounts in millions, except for per share amounts. Net Sales is in billions	Current Outlook FY 2018	Prior Outlook FY 2018
Net Sales	$12.65 - $12.75	$12.6 - $12.7
Merchandise Comparable Store Sales (a)	1.9% - 2.1%	1.8% - 2.1%
Income from Continuing Operations	$109 - $116	$102 - $112
Adjusted EBITDA	$558 - $565	$553 - $563
Interest expense (b)	$114 - $117	$115 - $118
Tax Rate (c)	27%	27%
Net Income	$108 - $114	$101 - $111
Adjusted Net Income	$170 - $176	$163 - $173
EPS (d)	$0.89 - $0.94	$0.83 - $0.91
Adjusted EPS (d)	$1.22 - $1.26	$1.17 - $1.24
Capital Expenditures	$160 - $170	$160 - $170

a)	Merchandise comparable store sales excludes gasoline
b)

Interest expense includes the anticipated benefit of the 2018 repricing transactions and excludes the expenses associated with the 2018 repricing, the expenses associated with the paydown of our second lien in the second quarter and interest expense incurred on our second lien prior to the paydown

c)	Tax rate excludes any benefit from future windfall stock benefits
d)

Per share metrics are based on estimated diluted weighted average shares outstanding of approximately 121.0 million and adjusted diluted weighted average shares outstanding of approximately 139.9 million, respectively.

Conference Call Details

A conference call to discuss the third quarter fiscal 2018 financial results is scheduled for today, November 20, 2018, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-274-0290 (international callers please dial 647-689-5405) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.bjs.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online at https://investors.bjs.com and by dialing 416-621-4642 and entering the access code 7493058. The recorded replay will be available until November 27, 2018 and an online archive of the webcast will be available for one year.

About BJ’s Wholesale Club Holdings, Inc.

Headquartered in Westborough, Massachusetts, BJ’s Wholesale Club Holdings, Inc. and its wholly owned subsidiaries, is a leading operator of membership warehouse clubs in the Eastern United States. The company currently operates 216 clubs and 136 BJ’s Gas® locations in 16 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities; our anticipated fiscal 2018 outlook; and our future progress, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties in the financial markets, consumer and small business spending patterns and debt levels; our dependence on having a large and loyal membership; domestic and international economic conditions, including exchange rates; our ability to procure the merchandise we sell at the best possible prices; the effects of competition and regulation; our dependence on vendors to supply us with quality merchandise at the right time and at the right price; breaches of security or privacy of member or business information; conditions affecting the acquisition, development, ownership or use of real estate; our capital spending; actions of vendors; our ability to attract and retain a qualified management team and other team members; costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs); changes in our product mix or in our revenues from gasoline sales; our failure to successfully maintain a relevant omnichannel experience for our members; risks related to our growth strategy to open new clubs; risks related to our e-commerce business; and other important factors discussed under the caption “Risk Factors” in our final prospectus under Rule 424(b) filed with the U.S. Securities and Exchange Commission (“SEC”) on September 27, 2018 in connection with the selling stockholders’ offering, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

BJ’S WHOLESALE CLUB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	13 Weeks Ended November 3, 2018	13 Weeks Ended October 28, 2017	39 Weeks Ended November 3, 2018	39 Weeks Ended October 28, 2017
Net sales	$3,150,234	$3,019,389	$9,380,640	$9,006,022
Membership fee income	71,429	64,856	209,825	192,578

Total revenues	3,221,663	3,084,245	9,590,465	9,198,600
Cost of sales	2,629,575	2,523,297	7,858,515	7,578,790
Selling, general and administrative expenses	499,554	480,285	1,534,314	1,490,117
Preopening expense	2,207	123	4,065	2,156

Operating income	90,327	80,540	193,571	127,537
Interest expense, net	33,029	42,321	137,787	150,211

Income (loss) from continuing operations before income taxes	57,298	38,219	55,784	(22,674)
Provision (benefit) for income taxes	2,730	15,346	(7,595)	(6,575)

Income (loss) from continuing operations	54,568	22,873	63,379	(16,099)
Loss from discontinued operations, net of income taxes	(137)	(98)	(425)	(308)

Net income (loss)	$54,431	$22,775	$62,954	$(16,407)

Income (loss) per share attributable to common stockholders—basic:
Income (loss) from continuing operations	$0.40	$0.26	$0.58	$(0.18)
Loss from discontinued operations	—	—	—	—

Net income	$0.40	$0.26	$0.58	$(0.18)

Income (loss) per share attributable to common stockholders—diluted:
Income (loss) from continuing operations	$0.39	$0.25	$0.55	$(0.18)
Loss from discontinued operations	—	—	—	—

Net income	$0.39	$0.25	$0.55	$(0.18)

Weighted average number of common shares outstanding:
Basic	135,010	88,442	110,159	88,363
Diluted	139,360	92,285	114,941	88,363

BJ’S WHOLESALE CLUB HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	November 3, 2018	October 28, 2017
ASSETS
Current assets:
Cash and cash equivalents	$31,502	$31,745
Accounts receivable, net	179,091	179,776
Merchandise inventories	1,245,110	1,183,562
Prepaid expenses and other current assets	78,179	35,534
Prepaid federal and state income taxes	26,079	4,043

Total current assets	1,559,961	1,434,660
Property and equipment, net	745,889	744,763
Goodwill	924,134	924,134
Intangibles, net	206,706	231,736
Other assets	28,265	30,911

Total assets	$3,464,955	$3,366,204

LIABILITIES
Current liabilities:
Current portion of long-term debt	$389,377	$231,250
Accounts payable	976,518	891,134
Accrued expenses and other current liabilities	485,786	445,975
Closed store obligations due within one year	2,126	2,013

Total current liabilities	1,853,807	1,570,372
Long-term debt	1,549,406	2,529,380
Noncurrent closed store obligations	5,344	5,044
Deferred income taxes	51,810	77,142
Other noncurrent liabilities	261,206	267,351
STOCKHOLDERS’ DEFICIT	(256,618)	(1,092,060)

Total liabilities and stockholders’ deficit	$3,464,955	$3,366,204

BJ’S WHOLESALE CLUB HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	39 Weeks Ended November 3, 2018	39 Weeks Ended October 28, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$62,954	$(16,407)
Adjustments to reconcile net income to net cash provided by operating activities:
Charges for discontinued operations	590	523
Depreciation and amortization	122,434	123,404
Amortization of debt issuance costs and accretion of original issues discount	5,233	6,347
Debt extinguishment and refinancing charges	23,602	9,788
Impairment charges for assets held for sale	3,962	—
Other non cash items, net	18,714	(1,334)
Stock-based compensation expense	54,746	7,649
Deferred income tax provision	(2,729)	(15,758)
Changes in operating assets and liabilities:
Accounts receivable	11,233	(13,527)
Merchandise inventories	(225,972)	(151,718)
Accounts payable	202,630	168,042
Accrued expenses	9,355	(14,480)
Accrued income taxes	(33,773)	(3,810)
Other operating assets and liabilities, net	(2,086)	1,640

Net cash provided by operating activities	$250,893	$100,359

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals	$(103,340)	$(86,122)

Net cash used in investing activities	$(103,340)	$(86,122)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long term debt	$—	$547,544
Principal payments on long term debt	(30,546)	(9,625)
Extinguishment of First and Second Lien Term Loan	(977,410)	—
Net proceeds from ABL facility	207,000	207,000
Debt issuance costs paid	(982)	(24,635)
Dividends paid	—	(735,492)
Net cash received (paid) from stock option exercises	(15,277)	741
Acquistion of treasury stock	(19,149)	—
Proceeds from Initial Public Offering, net of underwriters discount and commission	690,970	—
Payment of Initial Public Offering costs	(5,081)	—
Other financing activities	(530)	11

Net cash used in financing activities	$(151,005)	$(14,456)

Net decrease in cash and cash equivalents	$(3,452)	$(219)
Cash and cash equivalents at beginning of period	34,954	31,964

Cash and cash equivalents at end of period	$31,502	$31,745

Note Regarding Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share, and adjusted EBITDA.

We define adjusted net income (loss) as net income (loss) attributable to common stockholders adjusted for: stock-based compensation related to the IPO; offering costs; management fees; charges incurred in the 2017 dividend recapitalization; compensatory payments related to options; club asset impairment; charges related to extinguishing the second lien term loan; interest and amortization on the second lien term loan; charges and write-off fees related to the 2018 debt refinancings; the windfall tax benefit from stock exercises; and the tax impact of the foregoing adjustments on net income (loss).

We define adjusted net income per diluted share as adjusted net income divided by the diluted shares outstanding on the last day of the latest period presented.

We define adjusted EBITDA as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: compensatory payments related to options; stock-based compensation expense; preopening expenses; management fees; noncash rent; strategic consulting, severance; offering costs; and other adjustments.

We present adjusted net income, adjusted net income per diluted share and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management believes that adjusted net income, adjusted net income per diluted share and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted net income per diluted share and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing discretionary annual incentive compensation.

You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted net income per diluted share and adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted net income per diluted share and adjusted EBITDA should not be considered as alternatives any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted net income per diluted share, or adjusted EBITDA in the future, and any such modification may be material. In addition, adjusted net income, adjusted net income per diluted share, or adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted net income per diluted share and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

Reconciliation of GAAP to Non-GAAP Financial Information

BJ’S WHOLESALE CLUB HOLDINGS, INC.

Reconciliation of net income (loss) to adjusted net income and adjusted net income per diluted share

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Net income (loss) as reported	$54,431	$22,775	$62,954	$(16,407)
Adjustments:
Stock-based compensation related to IPO (a)	—	—	48,927	—
Offering costs (b)	2,382	—	3,143	—
Management fees (c)	—	2,005	3,333	6,073
Charges incurred in the 2017 dividend recapitalization (d)	—	—	—	22,110
Compensatory payments related to options (e)	—	4,253	—	77,953
Club asset impairment (f)	962	—	3,962	—
Charges related to extinguishing Second Lien Term Loan (g)	—	—	19,159	—
Interest and amortization on Second Lien Term Loan (h)	—	14,190	24,341	41,798
Charges and write-offs related to the 2018 debt refinancings (i)	6,240	—	6,240	—
Windfall tax benefit from stock exercises (j)	(7,586)	—	(17,353)	—
Tax impact of adjustments to net income (loss) (k)	(2,607)	(8,077)	(29,677)	(58,434)

Adjusted net income	$53,822	$35,146	$125,029	$73,093

Weighted average fully diluted shares outstanding	139,360	92,285	114,941	88,363
Fully diluted shares outstanding at November 3, 2018	139,360	139,360	139,360	139,360
Adjusted net income per diluted share (l)	$0.39	$0.25	$0.90	$0.52

(a)	Represents one-time stock-based compensation expense for certain restricted stock and stock option awards issued in connection with our IPO.
(b)	Represents one-time costs related to our IPO and secondary offering.
(c)	Represents management fees paid to our sponsors (or advisory affiliates thereof) in accordance with our management services agreement, which terminated upon closing of the IPO.
(d)	Represents the write-off of certain deferred financing charges and other amounts in connection with the 2017 dividend recapitalization.
(e)	Represents payments to holders of our stock options made pursuant to antidilutive provisions in connection with dividends paid to our shareholders.
(f)	Represents the impairment charges related to a club relocated in 2018.
(g)	Represents the write-off of certain deferred financing charges and a prepayment penalty associated with the payoff of our second lien term loan.
(h)	Represents the historical interest expense associated with the second lien term loan that was paid in full with proceeds from our IPO.
(i)	Represents fees and the write-off of deferred fees associated with the repricing of the Company’s first lien term loan and ABL facility.
(j)	Represents the windfall tax benefit to the Company due to the exercise of stock options in connection with the secondary offering and of certain stock options by former employees of the Company.
(k)	Represents the tax effect of the above adjustments at an effective tax rate of approximately 27%, as applicable.
(l)	Adjusted net income per diluted share is measured using the fully diluted shares outstanding at November 3, 2018 of 139.4 million shares for all periods presented.

BJ’S WHOLESALE CLUB HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EBITDA

(Amounts in thousands)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Income (loss) from continuning operations	$54,568	$22,873	$63,379	$(16,099)
Interest expense, net	33,029	42,321	137,787	150,211
Provision (benefit) for income taxes	2,730	15,346	(7,595)	(6,575)
Depreciation and amortization	39,936	41,117	122,434	123,404
Compensatory payments related to options (a)	—	4,253	—	77,953
Stock-based compensation expense (b)	2,620	1,909	55,984	7,649
Preopening expenses (c)	2,207	123	4,065	2,156
Management fees (d)	—	2,005	3,335	6,073
Noncash rent (e )	1,150	1,384	3,591	4,381
Strategic consulting (f)	9,321	7,448	22,569	24,402
Severance (g)	—	—	960	—
Offering costs (h)	2,382	—	3,143	—
Other adjustments (i)	675	2,305	3,405	1,954

Adjusted EBITDA	$148,618	$141,084	$413,057	$375,509

(a)	Represents payments to holders of our stock options made pursuant to antidilutive provisions in connection with dividends paid to our shareholders.
(b)	Represents total stock-based compensation expense and includes one-time expense related to certain restricted stock and stock option awards issued in connection with our IPO.
(c)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.
(d)	Represents management fees paid to our sponsors (or advisory affiliates thereof) in accordance with our management services agreement, which terminated upon closing of the IPO.
(e)	Consists of an adjustment to remove the non-cash portion of rent expense, which has been recorded on a straight-line basis in accordance with GAAP.
(f)	Represents fees paid to external consultants for strategic initiatives of limited duration.
(g)	Represents termination costs to a former executive.
(h)	Represents one-time costs related to our IPO and secondary offering.
(i)

Other non-cash items, including amortization of a deferred gain from sale lease back transactions in 2013, non-cash accretion on asset retirement obligations, obligations associated with our post-retirement medical plan and impairment charges related to a club that was relocated in 2018.

BJ’S WHOLESALE CLUB HOLDINGS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

Fiscal Year 2018 Outlook for Adjusted Net Income and Adjusted Earnings per Share—Diluted

(Amounts in millions, except per share amounts)

(Unaudited)

	Fiscal Year 2018 Outlook
	Low End	High End
Net income	$108	$114
Adjustments:
Stock-based compensation related to IPO (a)	49	49
Offering costs (b)	3	3
Management fees (c)	3	3
Club asset impairment (d)	4	4
Charges related to extinguishing Second Lien Term Loan (e)	19	19
Interest and amortization on Second Lien Term Loan (f)	24	24
Charges and write-offs related to the 2018 debt refinancings (g)	6	6
Windfall tax benefit from stock exercises (h)	(17)	(17)
Tax impact of adjustments to net income (loss) (i)	(30)	(30)

Adjusted net income	$170	$176

Estimated fully diluted shares outstanding	140	140
Adjusted earrnings per share	$1.22	$1.26

(a)	Represents stock-based compensation expense for certain restricted stock and stock option awards issued in connection with our IPO.
(b)	Represents one-time costs related to our IPO and secondary offering.
(c)	Represents management fees paid to our sponsors (or advisory affiliates thereof) in accordance with our management services agreement, which terminated upon closing of the IPO.
(d)	Represents the impairment charges related to a club relocated in 2018
(e)	Represents the write-off of certain deferred financing charges and a prepayment penalty associated with the payoff of our second lien term loan.
(f)	Represents the historical interest expense associated with the second lien term loan that was paid in full with proceeds from our IPO.
(g)	Represents fees and write-off of deferred fees associated with the repricing of the Company’s first lien term loan and ABL facility.
(h)	Represents the windfall tax benefit to the Company due to the exercise of stock options in connection with the secondary offering and certain stock options by former employees of the Company.
(i)	Represents the tax effect of the above adjustments at an effective tax rate of approximately 27%, as applicable.

BJ’S WHOLESALE CLUB HOLDINGS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

Fiscal Year 2018 Outlook for Adjusted EBITDA

(Amounts in millions)

(Unaudited)

	Fiscal Year 2018 Outlook
	Low	High
Income (loss) from continuning operations	$109	$116
Interest expense, net	165	165
Provision (benefit) for income taxes	11	11
Depreciation and amortization	163	163
Compensatory payments related to options (a)	2	2
Stock-based compensation expense (b)	57	57
Preopening expenses (c)	5	5
Management fees (d)	3	3
Noncash rent (e )	5	5
Strategic consulting (f)	29	29
Severance (g)	1	1
Offering costs (h)	3	3
Other adjustments (i)	3	3

Adjusted EBITDA	$558	$565

(a)	Represents payments to holders of our stock options made pursuant to antidilutive provisions in connection with dividends paid to our Sponsors.
(b)	Represents non-cash-based compensation expense and includes expense related to certain restricted stock and stock option awards issued in connection with our IPO
(c)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.
(d)	Represents management fees paid to our sponsors (or advisory affiliates thereof) in accordance with our management services agreement, which terminated upon closing of the IPO.
(e)	Consists of an adjustment to remove the non-cash portion of rent expense, which has been recorded on a straight-line basis in accordance with GAAP.
(f)	Represents fees paid to external consultants for strategic initiatives of limited duration.
(g)	Represents termination costs to a former executive.
(h)	Represents one-time costs related to our IPO and secondary offering.
(i)

Other non-cash items, including amortization of a deferred gain from sale lease back transactions in 2013, non-cash accretion on asset retirement obligations, obligations associated with our post-retirement medical plan and impairment charges related to a club that was relocated in 2018.

Investor Contact:

Faten Freiha, BJ’s Wholesale Club

(774) 512-6320

ffreiha@bjs.com

Media Contact:

Kirk Saville, BJ’s Wholesale Club

(774) 512-7425

ksaville@bjs.com